Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

                    AMERICAN SOFTWARE REPORTS SECOND QUARTER
                           OF FISCAL YEAR 2007 RESULTS

Net Earnings Increase 122% for the Quarter

ATLANTA (December7, 2006) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the second quarter of fiscal year 2007,achieving 23 consecutive quarters of profitability. Keysecond quarter financial highlights include:

     o Total revenues for the quarter ended October 31, 2006 were $20.2 million, an increase of 6% over the second quarter of fiscal 2006;
     o Software license fees for the quarter ended October 31, 2006 were $4.3 million, a decrease of 13% over the second quarter of fiscal 2006;
     o Services and other revenues for the second quarter ended October 31, 2006 were $9.3 million;an increase of 14% over the second quarter of fiscal 2006;
     o Maintenance revenues for the quarter ended October 31, 2006 were$6.6 million, an increase of 11% over the second quarter of fiscal 2006;and
     o Operating earnings for the quarter ended October 31, 2006 were $1.8 million, a decrease of 2% over the second quarter of fiscal 2006.

         GAAP net earnings were approximately $1.8 million or $0.07 per fully diluted share for the second quarter of fiscal 2007 compared to $819,000or $0.03per fully diluted share for the same period last year. Adjusted net earningsfor the quarter ended October 31, 2006, which excludesstock option compensation expenseand acquisition related amortization of intangibles,were $2.1 million or $0.08 per fully diluted share, compared to $1.1 million or $0.04 per fully diluted share for the same period last year, which excludesacquisition related amortization of intangibles and a write-down of minority investment.

         Total revenues for the six months ended October 31, 2006 were $40.4 million or a 13% increase compared to $35.8 million for the comparable period last year. Software license fees for the six month period were $8.7 million or a 3% increase compared to $8.4 million during the same period last year. Services and other revenues were $18.5 million or a 17% increase compared to $15.8 million in the same period last year. Maintenance revenues were $13.2 million or a 14% increase compared to $11.6 million in the same period last year. For the six months ended October 31, 2006, the Company reported operating earnings of approximately $3.4 million, a 36% increase compared to operating income of $2.5 million for

                                    --more--

the same period last year. GAAP net earnings were approximately $3.1 million or $0.12 per fully diluted share for the six months ended October 31, 2006 compared to $1.8 million or $0.07 per fully diluted share for the same period last year. Adjusted net earnings year to date as of October 31, 2006,which excludesstock option compensation expenseand acquisition related amortization of intangibles,were $3.7 million or $0.14 earnings per fully diluted share compared to $2.2 million or $0.09 earnings per fully diluted share for the same period last year,which excludesacquisition related amortization of intangibles and a write-down of minority investment.

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American Software Second Quarter of Fiscal Year 2007 Results            Page 2

         The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

         The overall financial condition of the Company remains strong, with cash and investments of approximately $65.2 million and no debt as of October 31, 2006. This is an increase in cash and investments of approximately $8.0 million compared to October 31,2005 and a sequential increase of approximately $1.3 million compared to April 30, 2006.

         "American Software posted a strong performance for the second quarter of fiscal 2007. We delivered an impressive 122% growth in net earnings and extended the Company's track record of profitability and positive cash flow from operations to 23 consecutive quarters,"stated James C. Edenfield, president and CEO of American Software. "While license fees did not meet our growth target, we expect stronger license fee performance during the second half of our fiscal year."

ADDITIONAL HIGHLIGHTS FOR THE SECOND QUARTER OF FISCAL YEAR 2007 INCLUDE:
CUSTOMERS:

     o Notable new and existing customers placing orders with the Company in the second quarter include: American Racing Equipment, Anvil International, BCBG Inc., Boots the Chemists, East African Breweries Ltd., Everlast Worldwide, Ferrero, Evy of California, FerreroAustralia PTY, Groupe SEB Holdings, Handgards, Home Depot Mexico, Kemira OyJ, Mizuno USA, Snyders of Hanover, Procter & Gamble Asia Pte Ltd., Safeway Inc., The Heat Group PTY, Thomson Learning, Tyco Healthcare and Wet Seal, Inc.

     o During the quarter, software license agreements were signed with customers located in 14 countries including; Argentina, Australia, Belgium, Canada, China, Denmark, Germany, Mexico, New Zealand, Nicaragua, Singapore, South Africa, the United Kingdom, and the United States.

                                    --more--

     o Logility customer, Shaw Industries Group, Inc. received the prestigious 2006 Technology & Business Award for excellence in the Consumer Goods industry from Start-IT Magazine. The award honors manufacturers that have helped their businesses succeed by overcoming a challenge or solving critical business issues through the use of leading-edge technology.

     o Logility received outstanding customer satisfaction and loyalty ratings in a recent survey conducted by Porter Research. In overall customer satisfaction, Logility scored 100% which was higher than Porter's Benchmark Satisfaction Metric of 91%. Logility customers also rated the overall Logility relationship as 100% positive compared to Porter's Benchmark Referenceable Metric of 86%. Based on the Porter Model for Customer Loyalty, Logility customers appeared to be the most satisfied with the customer service they get from Logility.

     o Logility continued its thought leadership initiative during a recent Supply Chain Power Hour: "Inventory Management: Tee Off Supply Chain Success." The webcast featured speakers from the AberdeenGroup and Logility.

American Software Second Quarter of Fiscal Year 2007 Results            Page 3

     o New Generation Computing Inc. (NGC), a wholly owned subsidiary of the Company, announced that Evy of California, a leading girls apparel brand, has chosen NGC's SQL Series software suite to manage all facets of Evy's business, from apparel design to sourcing and order fulfillment. Evy has grown rapidly in recent years through the addition of new divisions and the expansion of its retail customer base, all while transforming from a domestic manufacturer to a global importer. Evy's homegrown software could no longer keep up with the demands of a complex, fast-paced business -- and NGC(R) software provided a flexible, integrated and cost-effective solution.

     o NGC announced that its e-SPS solution for global apparel sourcing and product lifecycle management (PLM) has helped Casual Male, the largest retailer of big and tall men's apparel, receive recognition from RIS News with a 2006 Fusion Award in the Supply Chain category.

     o American Software announced that Boots the Chemist selected the Company's e-Forms and Host-Access products for collaboration with their vendors and suppliers over the Internet.

PRODUCTS AND TECHNOLOGY:

     o Baseline magazine ranked Logility in the Top 25 of its "50 Fastest-Growing Software Companies" list. The magazine identifies the 50 companies that have experienced the quickest near-term growth out of a list of 304 publicly held software companies and then ranks them based on year-to-year revenue growth from 2004 to 2005, or the closest 12-month periods within a quarter.

     o Logility was named one of Start-IT magazine's Hottest Companies of 2006. Chosen by Start-IT editors, the technology providers named to the Hottest Companies list target the manufacturing industry and have shown good financial results, important client wins, and significant events and accomplishments during the past year that help set the company apart from the competition.


     o Software magazine included Logility in the "Software 500," a list of the world's foremost software and services providers. Additionally, Logility was featured in the list of Top 10 Software Companies ($30-$100 million in revenue) with the highest revenue growth in 2006.

     o NGC announced major enhancements to its industry-leading products, used by hundreds of customers around the world. NGC featured the 2006 releases of its RedHorse(R), e-PDM and e-SPS(R) solutions at Material World New York, Sept. 26 - 28. Together these products comprise NGC's SQL Series, the industry's only end-to-end suite of solutions for the apparel and sewn goods industries.

                                    --more--

American Software Second Quarter of Fiscal Year 2007 Results            Page 4

ABOUT AMERICAN SOFTWARE, INC.

Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (NASDAQ: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time.Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET:
www.amsoftware.com or
e-mail: ask@amsoftware.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section;the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2006 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Demand Solutions is a registered trademark of Demand Management, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

American Software Second Quarter of Fiscal Year 2007 Results            Page 5

                             AMERICAN SOFTWARE, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               SECOND QUARTER ENDED                    SIX MONTHS ENDED
                                                                   OCTOBER 31,                           OCTOBER 31,
                                                        ----------------------------------     --------------------------------
                                                                                    PCT                                  PCT
                                                          2006         2005         CHG.         2006        2005        CHG.
                                                        --------     --------     --------     --------    --------    --------
Revenues:
     License                                            $  4,333     $  4,989          (13)%   $  8,706    $  8,433           3%
     Services & other                                      9,280        8,114           14%      18,543      15,801          17%
     Maintenance                                           6,612        5,931           11%      13,157      11,566          14%
                                                        --------     --------     --------     --------    --------    --------
        Total Revenues                                    20,225       19,034            6%      40,406      35,800          13%
                                                        --------     --------     --------     --------    --------    --------
Cost of Revenues:
     License                                               1,605        1,008           59%       3,059       2,083          47%
     Services & other                                      6,300        5,964            6%      12,944      11,493          13%
     Maintenance                                           1,791        1,639            9%       3,568       3,207          11%
                                                        --------     --------     --------     --------    --------    --------
        Total Cost of Revenues                             9,696        8,611           13%      19,571      16,783          17%
                                                        --------     --------     --------     --------    --------    --------
Gross Margin                                              10,529       10,423            1%      20,835      19,017          10%
                                                        --------     --------     --------     --------    --------    --------
Operating expenses:
     Research and development                              2,313        2,218            4%       4,628       4,346           6%
     Less: capitalized development                          (587)        (617)          (5)%     (1,183)     (1,234)         (4)%
     Sales and marketing                                   3,523        3,524            0%       7,040       6,636           6%
     General and administrative                            3,427        3,413            0%       6,735       6,568           3%
     Acquisition related amortization of intangibles          87           88           (1)%        175         175           0%
                                                        --------     --------     --------     --------    --------    --------
        Total Operating Expenses                           8,763        8,626            2%      17,395      16,491           5%
                                                        --------     --------     --------     --------    --------    --------
Operating Earnings                                         1,766        1,797           (2)%      3,440       2,526          36%
                                                        --------     --------     --------     --------    --------    --------
     Interest Income & Other, Net                          1,466          201          629%       2,071       1,318          57%
                                                        --------     --------     --------     --------    --------    --------
Earnings Before Income Taxes and Minority Interest         3,232        1,998           62%       5,511       3,844          43%
     Income Tax Expense                                   (1,273)        (758)          68%      (2,178)     (1,482)         47%
     Minority Interest Expense                              (138)        (421)         (67)%       (265)       (519)         nm
                                                        --------     --------     --------     --------    --------    --------
Net Earnings                                            $  1,821     $    819          122%    $  3,068    $  1,843          66%
                                                        ========     ========     ========     ========    ========    ========
EARNINGS PER COMMON SHARE:
     Basic:                                             $   0.07     $   0.03          133%    $   0.13    $   0.08          63%
                                                        ========     ========     ========     ========    ========    ========
     Diluted:                                           $   0.07     $   0.03          133%    $   0.12    $   0.07          71%
                                                        ========     ========     ========     ========    ========    ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
        Basic                                             24,534       23,992                    24,529      23,981
        Diluted                                           25,645       25,167                    25,628      24,921

RECONCILIATION OF ADJUSTED NET EARNINGS:
Net Earnings                                            $  1,821     $    819                  $  3,068    $  1,843
Acquisition related amortization of intangibles               87           88                       175         175
Write-down of minority investment                              -          160                         -         160
Stock option expense                                         217            -                       442           -
                                                        --------     --------     --------     --------    --------    --------
Adjusted Net Earnings                                   $  2,125     $  1,067           99%    $  3,685    $  2,178          69%
                                                        ========     ========     ========     ========    ========    ========

Adjusted Net Earnings per Diluted Share                 $   0.08     $   0.04          100%    $   0.14    $   0.09          56%
                                                        ========     ========     ========     ========    ========    ========

nm- not meaningful

American Software Second Quarter of Fiscal Year 2007 Results            Page 6

                             AMERICAN SOFTWARE, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (In thousands)
                                   (Unaudited)

                                                     OCTOBER 31,
                                                ---------------------
                                                  2006        2005
                                                ---------   ---------

Cash and Short & Long-term investments          $  65,212   $  57,172
Accounts Receivable:
     Billed                                        12,972       8,479
     Unbilled                                       4,502       4,019
                                                ---------   ---------
Total Accounts Receivable,net                      17,474      12,498
Prepaids & Other                                    2,909       2,642

PP&E,net                                            7,362       7,737
Capitalized Software, net                           6,373       6,597
Goodwill                                           11,211      11,120
Other Intangibles                                   1,732       2,126
Deferred Income Tax Asset- long-term                    -         394
Non-current Assets                                    295       1,505
                                                ---------   ---------
     Total Assets                               $ 112,568   $ 101,791
                                                =========   =========

Accounts Payable                                $   1,109   $     887
Other Current Liabilities                           6,423       5,124
Dividend Payable                                    1,967       1,680
Deferred Income Tax Liability -Short Term             174         294
Deferred Revenues                                  17,321      13,430
                                                ---------   ---------
        Current Liabilities                        26,994      21,415

Deferred Income Tax Liability -Long Term            1,384           -
Minority Interest                                   4,467       3,339
Shareholders' Equity                               79,723      77,037
                                                ---------   ---------
     Total Liabilities & Shareholders' Equity   $ 112,568   $ 101,791
                                                =========   =========